UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A


          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_|  Confidential, for Use of the Commission Only
     (as Permitted by Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|X|  Definitive Additional Materials

|_|  Soliciting Material under Rule 14a-12



                       SOUTHERN PERU COPPER CORPORATION

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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):
|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

                    [LOGO] SOUTHERN PERU COPPER CORPORATION

                                                                  May 13, 2003

Dear Common Stockholder:

     We are enclosing supplemental proxy materials for the annual meeting of stockholders of Southern Peru Copper Corporation (the "Company"). The original proxy materials were first mailed on or about April 8, 2003 to holders of Common Stock. The supplemental materials contain information concerning a director that has been proposed for nomination to the Board of Directors by a holder of Common Stock of the Company and supported by at least three other holders of Common Stock. We urge you to read the supplemental materials carefully together with the proxy statement.

     To provide you with sufficient time to review the supplemental materials, we have postponed the 2003 annual meeting, originally scheduled for May 8, 2003, until May 30, 2003. The annual meeting of stockholders will now be held at 11:00 a.m., local time, on Friday, May 30, 2003 at the offices of Grupo Mexico, S.A. de C.V., Baja California 200, Fifth Floor, Colonia Roma Sur, Mexico City, Mexico. The proposal to elect directors and the proposal to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent accountants of the Company for the calendar year 2003 will be submitted to a vote of the holders of Common Stock at the postponed meeting on May 30. You do not have to take any action if you do not wish to change your vote on any proposal. The Company is not soliciting new votes on the matters to be voted upon.

     You may vote on any of the proposals described in the proxy statement, as supplemented, until the date and time of the postponed meeting on May 30, 2003. It is important that your shares be represented at the meeting whether or not you are able to attend in person.



                                  Sincerely,

                                  /s/ Armando Ortega

                                  Armando Ortega
                                  Vice President, Legal
                                  and Secretary of the Board
                                  of Directors


 2575 E. Camelback Road, Suite 500, Phoenix, Arizona 85016 TEL (602) 977-6500
          Avenida Caminos del Inca No. 171, Chacarilla del Estanque,
                       Santiago de Surco, Lima 33, Peru
         TEL (511) 372-1414, ext. 3312 (Spanish), ext. 3325 (English)

                       SOUTHERN PERU COPPER CORPORATION
                     SUPPLEMENTAL PROXY MATERIALS FOR THE
                      PROXY STATEMENT DATED APRIL 4, 2003

     These supplemental proxy materials supplement the proxy statement of Southern Peru Copper Corporation (the "Company") dated April 4, 2003 and are being furnished to you in connection with the solicitation by the Board of Directors of the Company of the proxies of all holders of common stock, par value $0.01 per share (the "Common Stock") entitled to vote at the annual meeting to be held at the offices of Grupo Mexico, S.A. de C.V. ("Grupo Mexico"), Baja California 200, Fifth Floor, Colonia Roma Sur, Mexico City, Mexico, on Friday, May 30, 2003, at 11:00 a.m., Mexico City time, and at any adjournment thereof. These supplemental materials should be read in conjunction with the proxy statement dated April 4, 2003. These supplemental materials are dated May 13, 2003, and are first being mailed on or about May 14, 2003, to holders of Common Stock of record on April 2, 2003.


                        POSTPONEMENT OF ANNUAL MEETING

     Our annual meeting of stockholders was scheduled to take place on May 8, 2003 at the offices of Grupo Mexico in Mexico City, Mexico. We filed our related proxy statement with the Securities and Exchange Commission on April 4, 2003 and first mailed the proxy statement to holders of Common Stock on or about April 8, 2003. The reason for the postponement is to allow time for holders of Common Stock to be provided with information concerning the candidacy of a director who is expected to be nominated by a holder of Common Stock and supported by at least three other holders of Common Stock at the annual meeting on May 30, 2003. Accordingly, the annual meeting of stockholders of the Company, originally scheduled for May 8, 2003, has been postponed until May 30, 2003. The postponement, however, does not change the record date of April 2, 2003 for the annual meeting.


                      ANTICIPATED NOMINEE FOR ELECTION AS
                      DIRECTOR REPRESENTING COMMON STOCK

     We understand that the following individual is expected to be nominated by Profuturo AFP, a holder of Common Stock of the Company, and supported by at least three other holders of Common Stock at the annual meeting of stockholders on May 30, 2003 for election to the Board of Directors to represent you until the next annual meeting of stockholders:


For Common Stock Director                                                                            Age
--------------------------------------------------------------------------------------------    -------------
Pedro-Pablo Kuczynski                 Mr. Kuczynski has been President and Chief Executive            65
                                      Officer of the Latin American  Enterprise  Fund since
                                      April 1994 and President and Chief Executive Officer
                                      of Westfield Capital Ltd. since April 1992. He also
                                      was Minister of Economy and Finance of the Government
                                      of Peru from July 2001 to July 2002. Mr. Kuczynski is
                                      a director of the R.O.C. Taiwan Fund (a diversified
                                      closed-end management investment company) and Tenaris,
                                      S.A. (a steel manufacturer).




                INTEREST OF ANTICIPATED NOMINEE FOR ELECTION AS
                      DIRECTOR REPRESENTING COMMON STOCK

     We understand that Mr. Kuczynski is not, nor has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. We also understand that Mr. Kuczynski does not have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. If elected, the Company intends to ask Mr. Kuczynski to serve on the Audit Committee, the Stock Incentive Committee and the Nominating Committee of the Board of Directors of the Company and we understand that Mr. Kuczynski has indicated his willingness to serve in those capacities.


                            ADDITIONAL INFORMATION

     If you need another copy of the proxy statement, you may call (602) 977-6500 to request that a copy be mailed to you. In addition, you may view copies of the Company's proxy statement and supplements to the proxy statement on the SEC's EDGAR database, located on its website, www.sec.gov.



                                  By Order of the Board of Directors,

                                  /s/ Armando Ortega

                                  Armando Ortega
                                  Vice President, Legal
                                  and Secretary of the Board
                                  of Directors

Phoenix, Arizona
May 13, 2003